INVESTOR PRESENTATION FIRST QUARTER 2023

2FIRST QUARTER 2023 INVESTOR PRESENTATION This presentation contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, including Professional Holding Corp., or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior (including the velocity of loan repayment) and credit risk as a result of the foregoing; potential impacts of the recent adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation and the possibility that the U.S. could default on its debt obligations; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks; fraud or misconduct by internal or external, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms, including the impact of supply chain disruptions; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, including the impacts related to or resulting from Russia’s military action in Ukraine, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving the Company, including as a result of the Company’s participation in the Paycheck Protection Program (“PPP”); Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated and sales of capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible credit losses; risks related to environmental, social and governance (“ESG”) matters, the scope and pace of which could alter Seacoast’s reputation and shareholder, associate, customer and third-party affiliations. The risks relating to the merger with Professional Holding Corp. include, without limitation: the diversion of management's time on issues related to the merger; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the mergers being lower than expected; the risk of deposit and customer attrition; regulatory enforcement and litigation risk; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 and the quarterly report on Form 10-Q for the quarter ended March 31, 2023 under "Special Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors", and otherwise in the Company’s SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov. Cautionary Notice Regarding Forward-Looking Statements

01 ABOUT SEACOAST BANK 02 OUTLOOK 03 COMPANY PERFORMANCE 04 APPENDIX AGENDA

AGENDA ABOUT SEACOAST BANK

5FIRST QUARTER 2023 INVESTOR PRESENTATION • $15.3 billion in assets as of March 31, 2023, operating in the nation’s fastest growing and third most populated state • Strong presence in Florida’s most attractive markets ▪ #1 Florida-based bank in Orlando MSA ▪ #1 Florida-based bank in Palm Beach county ▪ #1 market share in Port St. Lucie MSA ▪ #2 Florida-based bank in St. Petersburg • A top three publicly traded community bank headquartered in Florida • Market Cap: $2.0 billion as of March 31, 2023 • Serving over 270,000 customers throughout Florida, with a wide variety of customer segments and industries • Strong capital position, supporting further organic growth and opportunistic acquisitions • Unique customer analytics capabilities, driving value creation with new, acquired, and existing customers Jacksonville MSA West Palm Beach Fort Lauderdale Miami MSA Port St. Lucie MSA Orlando MSA Tampa St. Petersburg MSA Naples Fort Myers MSA Valuable Florida Franchise, Well-Positioned with Strong Capital SEACOAST BANK FOOTPRINT

6FIRST QUARTER 2023 INVESTOR PRESENTATION PROVEN TRACK RECORD OF SUCCESSFUL AND VALUE-ADDED INTEGRATIONS

AGENDA OUTLOOK

8FIRST QUARTER 2023 INVESTOR PRESENTATION Executing Our Balanced Growth Strategy BUILD the business to become the dominant commercial bank in Florida ▪ Organic growth leveraging technology and high performance culture to attract best banking talent in Florida from larger regionals ▪ Opportunistic acquisitions leveraging our proven M&A capabilities MATURE the business with a solid and scalable foundation moving to mid-size bank ▪ Systems and data infrastructure to efficiently support added scale and complexity, nurturing a culture of insight-driven decision making ▪ Scale enterprise risk capabilities to further align with mid-size bank regulatory standards and expectations ENERGIZE the business fostering a high performing, client centric culture united around 96-year history ▪ Continue to attract and reward top talent and a diverse workforce ▪ Continue momentum around end-to- end local market ownership demonstrating collaboration that drives one-team, one Seacoast

AGENDA COMPANY PERFORMANCE

10FIRST QUARTER 2023 INVESTOR PRESENTATION • Pre-tax pre-provision earnings1 increased 1% to $46.3 million. On an adjusted basis, pre-tax pre-provision earnings1 increased 7% to $71.1 million. • Pre-tax pre-provision return on average tangible assets1 of 1.58%. Adjusted pre-tax pre-provision return on average tangible assets1 of 2.18%. • Net interest income expanded 10%, or $11.4 million, as loan yields grew to 5.86% and cost of deposits expanded to 0.77%. The net interest margin declined only five basis points to 4.31%. • Well-controlled expenses with an adjusted efficiency ratio1 of 53.1%. • Maintained strong capital, with a tangible common equity to tangible asset ratio of 8.4%. If all HTM securities were adjusted to fair value, the tangible common equity to tangible asset ratio would be 7.8%. • Maintained lending discipline and ended the period with 82% loan to deposit ratio. • Asset quality remains strong with charge-offs, non- accruals, and criticized assets at historically low levels. • Increased liquidity position, representing 163% of uninsured and uncollateralized deposits. • Continued to execute on our strategic priorities, including closing on the acquisition of Professional Holding Corp. on January 31, 2023. The impact to the first quarter of 2023 on provision for loan losses was $26.6 million and on provision for unfunded commitments was $1.0 million. Full system conversion will be completed in June 2023. First Quarter 2023 Highlights 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. Comparisons are to fourth quarter of 2022 unless otherwise stated

# Continued Growth in Net Interest Income



Net Interest Income
Net Interest Margin
NIM, excluding accretion on acquired loans
($ in thousands)
$76,639
3.25%
3.10%
$81,764
3.38%
3.26%
$88,399
3.67%
3.58%
$119,858
4.36%
4.01%
$131,351
4.31%
3.78%
1Q'22
2Q'22
3Q'22
4Q'22
1Q'23

- Net interest income[1] totaled $131.4 million, an increase of $11.5 million, or 10%, from the prior quarter.
- Net interest margin contracted five basis points to 4.31% and, excluding the effect of accretion on acquired loans, net interest margin contracted to 3.78%. The decline in the net interest margin from prior quarter was driven by the continued effect of an inverted yield curve, and additional excess liquidity added to the balance sheet late in the quarter.
- Securities yields expanded eight basis points to 2.85%, reflecting the increasing rate environment.
- Loan yields expanded 57 basis points to 5.86%, benefiting from $485.2 million in loan originations at higher rates during the first quarter of 2023.
- Cost of deposits at 77 basis points.

*[1]Calculated on a fully taxable equivalent basis using amortized cost.*

SeacoastBank FIRST QUARTER 2023 INVESTOR PRESENTATION 11

# Noninterest Income

## Noninterest Income ($ in thousands)



BOLI
Other Income[2]
Insurance Agency Income
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$15,373
$1,334
$2,765
$1,686
$2,659
$4,128
$2,801
$17,651
$1,526
$3,362
$426
$805
$2,886
$4,650
$3,996
$22,445
$1,916
$7,003
$426
$1,101
$3,063
$4,694
$4,242
1Q'22
4Q'22
1Q'23

## Adjusted Noninterest Income[1] ($ in thousands)



BOLI
Other Income[3]
Insurance Agency Income
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$15,825
$1,334
$3,217
$1,686
$2,659
$4,128
$2,801
$17,633
$1,526
$3,344
$426
$805
$2,886
$4,650
$3,996
$20,221
$1,916
$4,779
$426
$1,101
$3,063
$4,694
$4,242
1Q'22
4Q'22
1Q'23

**Noninterest income increased $4.8 million from the prior quarter to $22.4 million, and adjusted noninterest income[1] increased $2.6 million to $20.2 million. Changes on an adjusted basis include:**

- Service charges on deposits increased $0.2 million compared to the prior quarter and increased $1.4 million compared to the prior year quarter, reflecting the benefit of an expanded deposit base including from acquisitions.
- The wealth management division continues to demonstrate success in building relationships, and during the first quarter of 2023, income increased $0.2 million, or 6%, compared to the prior quarter and $0.4 million, or 15%, compared to the prior year quarter. The group added another $123 million in assets under management in the first quarter of 2023, bringing overall total assets under management to $1.5 billion, up 24% from the prior year.
- Insurance agency income increased $0.3 million, or 37% compared to the prior quarter. The Company acquired a commercial insurance agency during the fourth quarter in conjunction with the acquisition of Drummond Bank, adding another source of noninterest income.
- Other income increased $1.4 million compared to the prior quarter, including an increase of $0.4 million in SBIC income and an increase of $0.3 million in loan swap related income.

[1] Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2] Other Income includes income and gains on SBIC investments, SBA gains, marine finance fees, and other fees related to customer activity as well as $2.1 million BOLI benefits on death in 1Q'23, and securities losses of $452 thousand in 1Q'22, gains of $18 thousand in 4Q'22 and gains of $107 thousand in 1Q'23.
[3] Other Income on an adjusted basis includes income and gains on SBIC investments, SBA gains, marine finance fees, and other fees related to customer activity.

SeacoastBank FIRST QUARTER 2023 INVESTOR PRESENTATION 12

13FIRST QUARTER 2023 INVESTOR PRESENTATION $1,025 $1,158 $1,161 $1,239 $1,228 $1,162 $1,228 $1,387 $1,518 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 Assets Under Management ($ in millions) 20% CAGR A Continued Focus on Building Wealth Management Assets under management totaled $1.5 billion at March 31, 2023, increasing 24% from March 31, 2022. This is a result of the wealth management team’s continuing success at winning business with commercial relationships and high net worth families across the footprint. Wealth management income was $3.1 million in the first quarter of 2023, compared to $2.9 million in the prior quarter, and $2.7 million in the prior year quarter. In the past two years, assets under management have increased at a compound annual growth rate (“CAGR”) of 20%.

# Noninterest Expense



Noninterest Expense ($ in thousands)
Other Expense[2]
Legal & Professional
Occupancy & Telephone
FDIC Assessment
Provision for Unfunded Commitments
Data Processing Cost
Amortization of Intangibles
Salaries & Benefits
$58,917
$5,730
$4,789
$6,145
$142
$6,156
$1,446
$33,720
$789
$91,510
$7,475
$9,174
$8,586
$9,918
$4,763
$50,705
$889
$107,475
$9,570
$7,479
$10,286
$1,239
$14,553
$6,727
$56,178
$1,443
1Q'22
4Q'22
1Q'23
Adjusted Noninterest Expense[1] ($ in thousands)
Other Expense[2]
Legal & Professional
Occupancy & Telephone
FDIC Assessment
Provision for Unfunded Commitments
Data Processing Cost
Salaries & Benefits
$50,705
$5,610
$1,899
$6,070
$142
$5,524
$30,671
$789
$70,431
$6,550
$2,683
$8,213
$7,336
$44,760
$889
$81,925
$8,459
$2,687
$9,001
$1,239
$8,002
$51,094
$1,443
1Q'22
4Q'22
1Q'23

**Noninterest expense increased $16.0 million on a GAAP basis and increased $11.5 million on an adjusted basis. Changes quarter-over-quarter on an adjusted basis, which exclude transaction-specific costs, include:**

- Salaries and benefits increased $6.3 million to $51.1 million in the first quarter of 2023. The increase is primarily the result of the increase in costs associated with adding new locations, bankers, and operational staff with the acquisition of Professional Bank.
- Outsourced data processing costs increased $0.7 million and occupancy and telephone costs increased $0.8 million in the first quarter of 2023, with higher transaction volume and the growth in customers resulting from the Professional Bank acquisition, as well as the full effect of the acquisitions of Apollo Bank and Drummond Bank from prior quarter.
- The first quarter of 2023 included a $1.2 million provision for credit losses on unfunded commitments, $1.0 million of which resulted from the acquisition of Professional.
- Other expenses increased by $1.9 million, including a $0.6 million increase in foreclosed property expense due to a gain in the prior quarter. FDIC assessment expense increased $0.6 million during the quarter.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Other Expense includes marketing expenses, foreclosed property expense and net loss/(gain) on sale and other expenses associated with ongoing business operations.

SeacoastBank FIRST QUARTER 2023 INVESTOR PRESENTATION 14

15FIRST QUARTER 2023 INVESTOR PRESENTATION Efficiency Ratio Trend - Continued Focus on Disciplined Expense Control Pa lm B ea ch C om m un ity a nd N or th S ta r Ba nk A cq ui si tio n 60% 50% 62% 48% 53% 55% 60% 54% 62% 56% 57% 63% 65% 1Q '20 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 4Q '21 1Q '22 2Q '22 3Q '22 4Q '22 1Q '23 54% 50% 55% 49% 52% 53% 51% 53% 55% 53% 53% 52% 53% 1Q '20 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 4Q '21 1Q '22 2Q '22 3Q '22 4Q '22 1Q '23 GAAP - Efficiency Adjusted - Efficiency1 • The efficiency ratio was 65.4% for the first quarter of 2023 compared to 63.4% in the prior quarter and 62.3% in the first quarter of 2022. • The adjusted efficiency ratio1 was 53.1% for the first quarter of 2023 compared to 51.5% in the prior quarter and 54.9% in the first quarter of 2022. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. First Bank of the Palm Beaches Freedom Bank Legacy Bank of Florida Sabal Palm Bank and Florida Business Bank Drummond Bank and Apollo Bank Professional Bank

16FIRST QUARTER 2023 INVESTOR PRESENTATION $6,451 $6,542 $6,691 $8,145 $10,134 $1,976 4.30% 4.29% 4.45% 5.29% 5.86% 4.06% 4.13% 4.31% 4.80% 5.17% Yield Excluding Accretion on Acquired Loans Reported Yield Professional Bank Total Loans 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 Total Loans End-of-Period ($ in millions) Disciplined Approach to Lending in a Strong Florida Economy Loans outstanding, excluding acquisitions, increased $13 million, or 0.6% annualized. Total loan originations were $485 million, including $322 million in commercial originations. Originations slowed from the prior quarter due to the impact of higher rates on loan demand and a more selective approach on new credit facilities given a cautious economic outlook. Loan yields increased 57 basis points, the result of the addition of Professional Bank and higher add- on rates.

17FIRST QUARTER 2023 INVESTOR PRESENTATION Commercial Real Estate - Owner Occupied $1,652,491 16% Construction and Land Development $757,835 7% Consumer $301,740 3% Commercial & Financial $1,650,485 16% Commercial Real Estate - Non-Owner Occupied $3,412,051 34% Residential Real Estate $2,354,394 23% At March 31, 2023 ($ in thousands) Seacoast's Lending Strategy Sustains a Diverse Loan Portfolio The Company remains focused and committed to its strict credit underwriting standards. Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 44% and 236%, respectively, of total consolidated risk based capital. Seacoast’s average loan size is $289 thousand and the average commercial loan size is $717 thousand. Portfolio diversification in terms of asset mix, industry, and loan type, has been a critical element of the Company’s lending strategy. Exposure across industries and collateral types are broadly distributed. Construction & Land Development and CRE Loans to Total Risk Based Capital 273% 236% 65% 44% CRE Construction & Land Development Peers SBCF Peer Source: 4Q’22 S&P Capital Paycheck Protection Program $5,399 <1%

18FIRST QUARTER 2023 INVESTOR PRESENTATION At March 31, 2023 Loan Portfolio Mix CRE-Retail, 9.92% CRE-Office, 6.10% CRE-Multifamily 5+, 4.69% CRE-Hotel/Motel, 4.02% CRE-Industrial/Warehouse, 3.54% CRE-Other, 5.39% OOCRE-Office, 4.83% OOCRE-Other, 11.47% Construction & Land Development, 7.48% Commercial & Financial, 16.29% Residential, 23.23% Consumer, 2.98% PPP, 0.05% Segment Balance ($ in thousands) % of Balance Non-Owner Occupied CRE Retail $ 1,005,724 9.92 % Office 618,377 6.10 Multifamily 5+ 475,261 4.69 Hotel/Motel 407,388 4.02 Industrial/Warehouse 358,620 3.54 Other 546,681 5.39 Total Non-Owner Occupied CRE $ 3,412,051 33.66 % OOCRE-Office 489,797 4.83 OOCRE-Other 1,162,694 11.47 Construction & Land Development 757,835 7.48 Commercial & Financial 1,650,485 16.29 Residential 2,354,394 23.23 Consumer 301,740 2.98 PPP 5,399 0.05 Total Loans $ 10,134,395 100.00 % Non-owner occupied commercial real estate are properties where the source of repayment is from the sale or lease of the property, or the owner does not occupy the property Owner-occupied CRE is used by the owner, where the primary source of repayment is the cash flow from business operations housed within the property.

# Non-owner Occupied Commercial Real Estate in Florida's Strongest Markets

| Non-owner Occupied Commercial Real Estate by MSA | Balance ($ in thousands) | | Balance % of Total Loans |
|---|---|---|---|
| Miami / Dade County | $ | 793,660 | 7.83 % |
| Orlando-Kissimmee, FL MSA | | 462,385 | 4.56 |
| West Palm Beach / Palm Beach County | | 373,826 | 3.69 |
| Ft. Lauderdale / Broward County | | 365,410 | 3.61 |
| Tampa-St. Petersburg-Clearwater, FL | | 202,301 | 2.00 |
| FL NONMETROPOLITAN AREA | | 161,293 | 1.59 |
| Sarasota-Bradenton-Venice, FL MSA | | 148,254 | 1.46 |
| Port St. Lucie, FL MSA | | 95,363 | 0.94 |
| Palm Bay-Melbourne-Titusville, FL MSA | | 94,963 | 0.94 |
| Jacksonville, FL MSA | | 94,727 | 0.93 |
| Deltona-Daytona Beach-Ormond Beach, FL MSA | | 93,541 | 0.92 |
| All Other FL | | 296,814 | 2.93 |
| Outside FL | | 229,514 | 2.26 |

15% of total loans in vibrant, South Florida tri-county area.

Between 2010 and 2020, Florida's population grew 14.6%, twice the rate of overall U.S. population growth.

Florida has been the top state for net in-migration for the past five years.

The Florida office CRE market remains healthy with strong population in-migration continuing to support positive net absorption of 0.7% on average over the past year compared to just 1.7% of new inventory added or under construction.

Compared to national average, Florida office has better absorption, 24% lower vacancy, and about half the volume of new supply coming to market.

Sources: U.S. Census data, JLL

SeacoastBank FIRST QUARTER 2023 INVESTOR PRESENTATION 19

20FIRST QUARTER 2023 INVESTOR PRESENTATION Non-owner Occupied Commercial Real Estate CRE Non-Owner Occupied ($ in ‘000s) Balance Balance % of Total Loans Average Loan Size 30+ Days Past- Accruing Non Accrual Weighted LTV Retail $ 1,005,724 9.92% $ 1,919 $ 924 $ — 52 % Office 618,377 6.10 1,649 — — 55 Multifamily 5+ 475,261 4.69 1,081 — 14,600 59 Hotel/Motel 407,388 4.02 3,574 — 1,012 55 Industrial/Warehouse 358,620 3.54 1,668 421 28 54 Other 546,681 5.39 1,144 47 7,768 53 Total $ 3,412,051 33.66% $ 1,547 $ 1,392 $ 23,408 54 % Retail Segment: Targets grocery or credit tenant anchored shopping plazas, single credit tenant retail buildings, smaller outparcels and other retail units. • 9.92% of total loans. • 52% weighted average loan-to-value, low leverage. • $1.9 million average loan size. • 12 loans over $10 million. Office Segment: Targets low to mid-rise suburban offices, broadly diversified across many professional services. • 6.10% of total loans. • 55% weighted average loan-to-value, low leverage. • $1.6 million average loan size. • 9 loans over $10 million.

21FIRST QUARTER 2023 INVESTOR PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in thousands) Loans Outstanding Allowance for Credit Losses % of Category Purchase Discount % of Category Construction and Land Development $ 757,835 $ 6,540 0.86% $ 13,018 1.72 % Owner Occupied Commercial Real Estate 1,652,491 6,292 0.38 31,266 1.89 Commercial Real Estate 3,412,051 53,575 1.57 98,064 2.87 Residential Real Estate 2,354,394 40,599 1.72 35,883 1.52 Commercial & Financial 1,650,485 31,593 1.91 32,600 1.98 Consumer 301,740 17,041 5.65 5,144 1.70 Total Excluding PPP $ 10,128,996 $ 155,640 1.54% $ 215,975 2.13 % Paycheck Protection Program $ 5,399 $ — — % $ — — % Total $ 10,134,395 $ 155,640 1.54% $ 215,975 2.13 % The total allowance for credit losses of $155.6 million as of March 31, 2023, represents management’s estimate of lifetime expected credit losses. Combined with the $216.0 million remaining unrecognized discount on acquired loans, a total of $371.6 million, or 3.67%, of total loans is available to cover potential losses. As acquired loans are repaid, the unrecognized discount is earned as an adjustment to yield over the life of the loans. Additionally, a reserve for potential credit losses on lending-related commitments of $4.7 million is reflected within Other Liabilities.

22FIRST QUARTER 2023 INVESTOR PRESENTATION Net Charge-Offs (Recoveries) $8,139 $7,591 $3,027 $841 $3,1880.16% 0.13% 0.05% 0.01% 0.14% NCO NCO/Average Loans 2019 2020 2021 2022 1Q'23 (% annualized) ($ in thousands) Nonperforming Loans and Classified Assets $26,955 $36,110 $30,598 $28,843 $50,787 0.52% 0.63% 0.52% 0.35% 0.50% 0.95% 1.30% 1.25% 0.89% 1.03% NPL NPL/Total Loans Classified Assets/Total Assets 2019 2020 2021 2022 1Q'23 $89,838 $90,769 $95,329 $113,895 $155,640 1.39% 1.39% 1.42% 1.40% 1.54% ACL ACL/Total Loans 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 Allowance for Credit Losses Continued Strong Asset Quality Trends Credit metrics remain strong, with charge-offs, nonperforming and classified assets at historically low levels. Net charge-offs for the four most recent quarters averaged 0.05%. The increase in the allowance for credit losses to total loans reflects primarily the addition of the Professional Bank portfolio in the first quarter of 2023.

# Investment Securities Performance and Composition



($ in millions)
$1,707
1.68%
$747
1Q'22
$1,801
1.98%
$795
2Q'22
$1,861
2.36%
$775
3Q'22
$1,872
2.77%
$747
4Q'22
$2,016
2.85%
$738
1Q'23
HTM Securities
AFS Securities
Yield

- Portfolio yield increased eight basis points to 2.85% from 2.77% in the prior quarter.
- AFS securities ended the quarter with a net unrealized loss of $223.2 million compared to a net unrealized loss of $247.6 million at December 31, 2022.
- HTM securities ended the quarter with a net unrealized loss of $119.1 million compared to a net unrealized loss of $129.7 million at December 31, 2022.
- High quality portfolio consisting of 80% agency backed, with the remainder comprised primarily of highly-rated investment grade bonds. CLO portfolio is 61% AAA and 39% AA.
- AFS portfolio duration of 3.84, total portfolio duration of 4.42.

**Unrealized Loss in Securities as of March 31, 2023**

| *(in thousands)* | Amortized Cost | Fair Value | Net Unrealized Gain /(Loss) | Δ from 4Q'22 |
|---|---|---|---|---|
| Available for Sale | | | | |
| Government backed | $ 43,448 | $ 43,384 | $ (64) | $ 102 |
| Agency mortgage backed | 1,657,149 | 1,454,488 | (202,661) | 19,883 |
| Private label MBS and CMOs | 175,629 | 163,374 | (12,255) | 506 |
| CLO | 312,086 | 305,477 | (6,609) | 3,642 |
| Municipal | 22,016 | 20,671 | (1,345) | 264 |
| Other debt securities | 28,799 | 28,573 | (226) | 4 |
| **Total Available for Sale** | **$ 2,239,127** | **$ 2,015,967** | **$ (223,160)** | **$ 24,401** |
| Held to Maturity | | | | |
| Agency mortgage backed | $ 737,911 | $ 618,776 | $ (119,135) | $ 10,532 |
| Total Held to Maturity | $ 737,911 | $ 618,776 | $ (119,135) | $ 10,532 |
| **Total Securities** | **$ 2,977,038** | **$ 2,634,743** | **$ (342,295)** | **$ 34,933** |

SeacoastBank FIRST QUARTER 2023 INVESTOR PRESENTATION 23

24FIRST QUARTER 2023 INVESTOR PRESENTATION Deposits End-of-Period ($ in millions) $9,244 $9,189 $8,765 $9,982 $12,310 $2,033 0.50% 1.75% 3.25% 4.50% 5.00% 0.06% 0.06% 0.09% 0.21% 0.77% Total Deposits Professional Bank Fed Funds Cost of Deposits 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 Growing Deposit Franchise Supported by Attractive Markets Continued focus on organic growth and relationship-based funding, in combination with our innovative analytics platform, supports a well-diversified, low-cost deposit portfolio. Transaction accounts represent 59% of overall deposit funding. Cost of deposits increased 56 basis points to 77 basis points. Average deposits per banking center were $148 million compared to $128 million in the prior quarter. Net organic customer growth in March was the highest level since 2020.

25FIRST QUARTER 2023 INVESTOR PRESENTATION Deposits End-of-Period ($ in millions) $9,244 $9,189 $8,765 $9,982 $12,310 Transaction Accounts Savings Money Market Time Deposits 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 Granular, Diverse and Relationship Focused Deposit Base Noninterest demand deposits represent 37% of overall deposits. The Company benefits from a granular deposit franchise, with the top ten depositors representing less than 5% of total deposits. Consumer deposits represent 40% of total deposits, with an average balance per account of $22 thousand. Business deposits represent 60% of total deposits, with an average balance per account of $101 thousand. The average tenure for a Seacoast customer is 9.8 years. During the first quarter of 2023, approximately $100 million migrated from deposits to customer sweep accounts. 62% 10% 22% 6% 64% 10% 21% 5% 65% 11% 19% 5% 64% 11% 20% 5% 10% 23% 8% 59%

26FIRST QUARTER 2023 INVESTOR PRESENTATION Deposits End-of-Period ($ in millions) $9,982 $10,047 $10,018 $9,902 $9,865 $11,872 $11,968 $11,842 $11,907 $12,193 $12,212 $12,056 $12,182 $12,310 Noninterest Demand Interest-Bearing Demand Money Market Savings Time Deposits Dec 31 Jan 6 Jan 13 Jan 20 Jan 27 Feb 3 Feb 10 Feb 17 Feb 24 Mar 3 Mar 10 Mar 17 Mar 24 Mar 31 Stable Core Deposit Base Transaction accounts represent 59% of total deposits at March 31, 2023. Relationship-focused operating accounts have been built over Seacoast’s long history. These accounts are typically very stable, which can be seen by the continued steady balances throughout the first quarter. Professional Bank Acquisition Bank Failures

# Liquidity Sources vs Uninsured Deposits

Uninsured and uncollateralized deposits represent 32% of total deposits.

Total liquidity sources of $6.4 billion compared to uninsured and uncollateralized deposits of $3.9 billion, representing a 163% coverage ratio.

Without using FHLB borrowing capacity, lines of credit, or liquidating unpledged securities, SBCF could fund the loss of all uninsured and uncollateralized deposits with cash and borrowing capacity at the Federal Reserve.

Uninsured deposits represent 36% of overall deposit accounts. This includes public funds, which are protected from loss beyond FDIC insurance limits.

**Cash and Borrowing Capacity vs. Uninsured Deposits ($ in millions)**



$6,356
$677
Unpledged Securities
$300
Lines of Credit
$1,496
FHLB
$431
BTFP
$2,661
Discount Window
$791
Cash
Total Cash & Borrowing Capacity = $6.4 Billion
Uninsured and Uncollateralized Deposits = $3.9 Billion
$3,888
Borrowing Capacity + Cash
Uninsured and Uncollateralized Deposits

SeacoastBank FIRST QUARTER 2023 INVESTOR PRESENTATION 27

28FIRST QUARTER 2023 INVESTOR PRESENTATION $17.12 $16.66 $15.98 $14.69 $14.25 $22.15 $21.65 $20.95 $22.45 $24.24 Tangible Book Value Per Share Book Value Per Share 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 9.9% 9.7% 9.8% 9.1% 8.4% 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 17.7% 17.7% 17.5% 15.8% 14.6% 16.8% 16.8% 16.5% 14.8% 13.4% Total Risk Based Capital Tier 1 Ratio 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 8.0% 13.0% 11.5% 10.4% 6.0% 10.0% 14.0% 12.5% 15.1% 10.3% GAAP - ROTCE Adjusted - ROTCE 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level. Tangible Book Value and Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk Based and Tier 1 CapitalReturn on Tangible Common Equity 1 10.0%2 8.0%2 Industry Leading Capital Position Supporting a Fortress Balance Sheet

Michael Young SVP, Treasurer & Director of Investor Relations Michael.Young@SeacoastBank.com (772) 403-0451 INVESTOR RELATIONS NASDAQ: SBCF

30FIRST QUARTER 2023 INVESTOR PRESENTATION Appendix

31FIRST QUARTER 2023 INVESTOR PRESENTATION Quarterly Trend (Amounts in thousands) 1Q'23 4Q'22 3Q'22 2Q'22 1Q'22 Commercial pipeline at period end $ 297,380 $ 395,652 $ 530,430 $ 476,693 $ 619,547 Commercial loan originations 321,665 489,605 340,438 461,855 372,986 Residential pipeline-saleable at period end 6,614 4,207 6,563 14,700 25,745 Residential loans-sold 13,935 10,652 16,381 42,666 51,222 Residential pipeline-portfolio at period end 48,371 17,149 60,684 53,092 87,950 Residential loans-retained1 90,058 74,272 69,272 102,996 175,457 Consumer pipeline at period end 11,640 36,585 43,732 75,532 61,613 Consumer originations 59,538 74,634 128,601 126,479 79,010 Total Pipelines at Period End $ 364,005 $ 453,593 $ 641,409 $ 620,017 $ 794,855 Total Originations $ 485,196 $ 649,163 $ 554,692 $ 733,996 $ 678,675 1Includes purchases of $111.3 million in 1Q’22. Loan Production and Pipeline Trend

32FIRST QUARTER 2023 INVESTOR PRESENTATION Florida’s Economic Strength Continues, and Acquisition Opportunities Remain Florida’s economic strength is evident. Individual and business migration to Florida has surged, and the economy has diversified across finance and technology. 14.6% Between 2010 and 2020, Florida’s population grew at twice the rate of overall U.S. population growth #1 Florida was the top state for net in-migration for the fifth consecutive year For the second consecutive year, Florida’s corporate income tax collections exceeded the fiscal budgeted amount. As a result, the Florida Dept of Revenue refunded the excess to corporations in April 2022 Florida Announces Surplus of $21.8 Billion for Fiscal Year 2021-22 Notes: 1Defined as having all branch locations in the state of Florida 2Includes US chartered subsidiaries of foreign banking organizations

# Florida Population Trends

| MSA | Market Rank[1] | Number of Branches[1] | Deposits In Market ($000)[1] | Deposit Market Share (%)[1] | Percent of National Franchise (%)[1] | 2023 Total Population (Actual) | 2010-2023 Population Change (%) | 2023 Projected Population Change (%) | 2023-2028 Median Household Income ($) | 2023-2028 Projected HH Income Change (%) |
|---|---|---|---|---|---|---|---|---|---|---|
| Miami-Fort Lauderdale-Pompano Beach, FL | 14 | 27 | $ 5,117,025 | 1.45 % | 38.07 % | 6,162,977 | 10.75 % | 1.95 % | $ 66,672 | 10.76 % |
| Port St. Lucie, FL | 1 | 11 | 2,742,127 | 20.58 | 20.40 | 511,894 | 20.70 | 7.53 | 68,090 | 11.74 |
| Orlando-Kissimmee-Sanford, FL | 7 | 13 | 1,913,006 | 2.52 | 14.23 | 2,778,772 | 30.19 | 6.35 | 68,251 | 10.63 |
| Tampa-St. Petersburg-Clearwater, FL | 18 | 5 | 714,041 | 0.77 | 0.05 | 3,268,872 | 17.45 | 5.19 | 65,247 | 11.68 |
| Gainesville, FL | 4 | 8 | 575,416 | 8.40 | 0.04 | 348,186 | 14.13 | 4.87 | 53,785 | 13.52 |

Florida's economic strength is evident. Individual and business migration has surged, and the economy has diversified across finance and technology.

Florida's population growth has roughly doubled the national average. That trend is projected to continue over the next 5 years.

**14.6%**

Between 2010 and 2020, Florida's population grew at twice the rate of overall U.S. population growth

**#1**

Florida was the top state for net in-migration for the ***fifth*** consecutive year

Sources: S&P Capital IQ.

[1]FDIC data pro forma as of June 30, 2022.

SeacoastBank FIRST QUARTER 2023 INVESTOR PRESENTATION 33

34FIRST QUARTER 2023 INVESTOR PRESENTATION Seacoast’s Approach to Customer Analytics Is a Unique Advantage

35FIRST QUARTER 2023 INVESTOR PRESENTATION Unique Approach to Growing Customer Value

36FIRST QUARTER 2023 INVESTOR PRESENTATION Successful online and mobile upgrade deliver an improved customer experience 121%reduction of inbound calls to telephone support center for routine password changes or balance checks Improvement in App Store rating performance Seacoast Bank successfully upgraded its online and mobile banking platform in 2022 for consumers, small businesses, and commercial customers. New features and functionality enabled by best-in-class technology now deliver an improved user experience consistent across devices. Migrated over 100,000+ end users Drive adoption of new features with the goal of improving customer satisfaction 10 new features, 400+ functions in total Dramatic Improvements in Customer Experience prior P2P provider vs.13x Zelle® volume13% 2x Online account opening vs. PY

37FIRST QUARTER 2023 INVESTOR PRESENTATION Building a Modern Technology Stack That Scales with Growth, And Delivers On Our Vision for Customer & Banker Experience… Q2 digital platform launched 2022 Q2 digital platform launched 2022 Q2 digital platform launched 2022 Q2 digital platform launched 2022 Q2 digital platform launched 2022 Q2 digital platform launched 2022

38FIRST QUARTER 2023 INVESTOR PRESENTATION Fair Value of Assets and Liabilities Acquired (Preliminary) (In thousands) 1/31/2023 Assets: Cash and cash equivalents $ 141,680 Investment securities 167,059 Loans 1,991,713 Bank premises and equipment 2,478 Core deposit intangibles 48,885 Goodwill 248,091 BOLI 55,071 Other assets 74,232 Total Assets $ 2,729,209 Liabilities: Deposits $ 2,119,341 Subordinated Debt 21,141 Other Liabilities 167,680 Total Liabilities $ 2,308,162 Professional Holding Corp. Acquisition Total transaction value of $421 million: • $248 million in goodwill • $49 million in core deposit intangibles, amortizing over 6 years using sum-of-years’ digits method • Total loan portfolio discount of $134 million Operating results in 1Q’23 were impacted by the day 1 provision for credit losses on loans of $26.6 million, and on unfunded commitments of $1.0 million. Loans Acquired 1/31/2023 (In thousands) Book Balance Fair Value (Preliminary) Construction and land development $ 156,048 $ 151,012 Commercial real estate - owner-occupied 293,473 274,068 Commercial real estate - non owner-occupied 752,393 692,746 Residential real estate 509,305 483,611 Commercial and financial 392,396 356,172 Consumer 33,656 32,153 PPP Loans 1,951 1,951 Total Acquired Loans $ 2,139,222 $ 1,991,713

39FIRST QUARTER 2023 INVESTOR PRESENTATION This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP. Explanation of Certain Unaudited Non-GAAP Financial Measures

# GAAP to Non-GAAP Reconciliation

| (Amounts in thousands except per share data) | 1Q'23 | 4Q'22 | Quarterly Trend 3Q'22 | 2Q'22 | 1Q'22 |
|---|---|---|---|---|---|
| **Net Income** | **$ 11,827** | **$ 23,927** | **$ 29,237** | **$ 32,755** | **$ 20,588** |
| Total noninterest income | 22,445 | 17,651 | 16,103 | 16,964 | 15,373 |
| Securities losses/(gains), net | (107) | (18) | 362 | 300 | 452 |
| BOLI benefits on death (included in other income) | (2,117) | — | — | — | — |
| Total Adjustments to Noninterest Income | (2,224) | (18) | 362 | 300 | 452 |
| **Total Adjusted Noninterest Income** | **20,221** | **17,633** | **16,465** | **17,264** | **15,825** |
| Total noninterest expense | 107,475 | 91,510 | 61,359 | 56,148 | 58,917 |
| Salaries and wages | (4,240) | (5,680) | — | (652) | (2,953) |
| Outsourced data processing costs | (6,551) | (2,582) | — | (420) | (632) |
| Legal and professional fees | (4,789) | (6,485) | (1,791) | (1,381) | (2,883) |
| Other categories | (1,952) | (1,393) | (263) | (586) | (224) |
| Total merger-related charges | (17,532) | (16,140) | (2,054) | (3,039) | (6,692) |
| Amortization of intangibles | (6,727) | (4,763) | (1,446) | (1,446) | (1,446) |
| Branch reductions and other expense initiatives | (1,291) | (176) | (960) | — | (74) |
| Total Adjustments to Noninterest Expense | (25,550) | (21,079) | (4,460) | (4,485) | (8,212) |
| **Total Adjusted Noninterest Expense** | **81,925** | **70,431** | **56,899** | **51,663** | **50,705** |
| Income Taxes | 2,697 | 7,794 | 9,115 | 8,886 | 5,834 |
| Tax effect of adjustments | 5,912 | 5,062 | 1,222 | 1,213 | 2,196 |
| Adjusted Income Taxes | 8,609 | 12,856 | 10,337 | 10,099 | 8,030 |
| **Adjusted Net Income** | **$ 29,241** | **$ 39,926** | **$ 32,837** | **$ 36,327** | **$ 27,056** |
| Earnings per diluted share, as reported | $ 0.15 | $ 0.34 | $ 0.47 | $ 0.53 | $ 0.33 |
| **Adjusted Earnings per Diluted Share** | **0.36** | **0.56** | **0.53** | **0.59** | **0.44** |
| Average diluted shares outstanding | 80,717 | 71,374 | 61,961 | 61,923 | 61,704 |

SeacoastBank FIRST QUARTER 2023 INVESTOR PRESENTATION 40

# GAAP to Non-GAAP Reconciliation

| (Amounts in thousands except per share data) | Quarterly Trend 1Q'23 | 4Q'22 | 3Q'22 | 2Q'22 | 1Q'22 |
|---|---|---|---|---|---|
| Adjusted Noninterest Expense | $ 81,925 | $ 70,431 | $ 56,899 | $ 51,663 | $ 50,705 |
| Foreclosed property expense and net loss (gain) on sale | (195) | 411 | (9) | 968 | 164 |
| Provision for unfunded commitments | (1,239) | — | (1,015) | — | (142) |
| **Net Adjusted Noninterest Expense** | **$ 80,491** | **$ 70,842** | **$ 55,875** | **$ 52,631** | **$ 50,727** |
| Revenue | $ 153,597 | $ 137,360 | $ 104,387 | $ 98,611 | $ 91,895 |
| Total Adjustments to Revenue | (2,224) | (18) | 362 | 300 | 452 |
| Impact of FTE adjustment | 199 | 149 | 115 | 117 | 117 |
| **Adjusted Revenue on a Fully Taxable Equivalent Basis** | **$ 151,572** | **$ 137,491** | **$ 104,864** | **$ 99,028** | **$ 92,464** |
| **Adjusted Efficiency Ratio** | **53.10 %** | **51.52 %** | **53.28 %** | **53.15 %** | **54.86 %** |
| Net Interest Income | $ 131,152 | $ 119,709 | $ 88,284 | $ 81,647 | $ 76,522 |
| Impact of FTE adjustment | 199 | 149 | 115 | 117 | 117 |
| **Net Interest Income including FTE adjustment** | **$ 131,351** | **$ 119,858** | **$ 88,399** | **$ 81,764** | **$ 76,639** |
| Total noninterest income | 22,445 | 17,651 | 16,103 | 16,964 | 15,373 |
| Total noninterest expense | 107,475 | 91,510 | 61,359 | 56,148 | 58,917 |
| **Pre-Tax Pre-Provision Earnings** | **$ 46,321** | **$ 45,999** | **$ 43,143** | **$ 42,580** | **$ 33,095** |
| Total Adjustments to Noninterest Income | (2,224) | (18) | 362 | 300 | 452 |
| Total Adjustments to Noninterest Expense | (26,984) | (20,668) | (5,484) | (3,517) | (8,190) |
| **Adjusted Pre-Tax Pre-Provision Earnings** | **$ 71,081** | **$ 66,649** | **$ 48,989** | **$ 46,397** | **$ 41,737** |
| Average Assets | $ 13,947,976 | $ 12,139,856 | $ 10,585,338 | $ 10,840,518 | $ 10,628,516 |
| Less average goodwill and intangible assets | (750,694) | (521,412) | (305,935) | (307,411) | (304,321) |
| **Average Tangible Assets** | **$ 13,197,282** | **$ 11,618,444** | **$ 10,279,403** | **$ 10,533,107** | **$ 10,324,195** |

SeacoastBank FIRST QUARTER 2023 INVESTOR PRESENTATION 41

# GAAP to Non-GAAP Reconciliation

| (Amounts in thousands except per share data) | 1Q'23 | 4Q'22 | Quarterly Trend<br>3Q'22 | 2Q'22 | 1Q'22 |
|---|---|---|---|---|---|
| Return on Average Assets (ROA) | 0.34 % | 0.78 % | 1.10 % | 1.21 % | 0.79 % |
| Impact of removing average intangible assets and related amortization | 0.18 | 0.16 | 0.07 | 0.08 | 0.06 |
| Return on Average Tangible Assets (ROTA) | 0.52 | 0.94 | 1.17 | 1.29 | 0.85 |
| Impact of other adjustments for Adjusted Net Income | 0.38 | 0.42 | 0.10 | 0.09 | 0.21 |
| **Adjusted Return on Average Tangible Assets** | **0.90** | **1.36** | **1.27** | **1.38** | **1.06** |
| Pre-Tax Pre-Provision return on Average Tangible Assets | 1.58 | 1.69 | 1.58 | 1.61 | 1.33 |
| Impact of adjustments on Pre-Tax Pre-Provision earnings | 0.60 | 0.59 | 0.31 | 0.16 | 0.31 |
| **Adjusted Pre-Tax Pre-Provision Return on Tangible Assets** | **2.18** | **2.28** | **1.89** | **1.77** | **1.64** |
| Average Shareholders' Equity | $ 1,897,045 | $ 1,573,704 | $ 1,349,475 | $ 1,350,568 | $ 1,400,535 |
| Less average goodwill and intangible assets | (750,694) | (521,412) | (305,935) | (307,411) | (304,321) |
| **Average Tangible Equity** | **$ 1,146,351** | **$ 1,052,292** | **$ 1,043,540** | **$ 1,043,157** | **$ 1,096,214** |
| Return on Average Shareholders' Equity | 2.53 % | 6.03 % | 8.60 % | 9.73 % | 5.96 % |
| Impact of removing average intangible assets and related amortization | 3.43 | 4.33 | 2.93 | 3.28 | 2.06 |
| Return on Average Tangible Common Equity (ROTCE) | 5.96 | 10.36 | 11.53 | 13.01 | 8.02 |
| Impact of other adjustments for Adjusted Net Income | 4.38 | 4.69 | 0.95 | 0.96 | 1.99 |
| **Adjusted Return on Average Tangible Common Equity** | **10.34** | **15.05** | **12.48** | **13.97** | **10.01** |
| Loan Interest Income[1] | $ 135,341 | $ 105,437 | $ 74,050 | $ 69,388 | $ 67,198 |
| Accretion on acquired loans | (15,942) | (9,710) | (2,242) | (2,720) | (3,717) |
| **Loan interest income excluding accretion on acquired loans** | **$ 119,399** | **$ 95,727** | **$ 71,808** | **$ 66,668** | **$ 63,481** |

*[1]On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.*

SeacoastBank FIRST QUARTER 2023 INVESTOR PRESENTATION 42

# GAAP to Non-GAAP Reconciliation

| (Amounts in thousands except per share data) | | 1Q'23 | | 4Q'22 | | Quarterly Trend 3Q'22 | | 2Q'22 | | 1Q'22 |
|---|---|---|---|---|---|---|---|---|---|---|
| Yield on Loans[1] | | 5.86 % | | 5.29 % | | 4.45 % | | 4.29 % | | 4.30 % |
| Impact of accretion on acquired loans | | (0.69) | | (0.49) | | (0.14) | | (0.16) | | (0.24) |
| **Yield on loans excluding accretion on acquired loans** | | **5.17 %** | | **4.80 %** | | **4.31 %** | | **4.13 %** | | **4.06 %** |
| Net Interest income[1] | $ | 131,351 | $ | 119,858 | $ | 88,399 | $ | 81,764 | $ | 76,639 |
| Accretion on acquired loans | | (15,942) | | (9,710) | | (2,242) | | (2,720) | | (3,717) |
| **Net interest income excluding accretion on acquired loans** | **$** | **115,409** | **$** | **110,148** | **$** | **86,157** | **$** | **79,044** | **$** | **72,922** |
| Net Interest Margin[1] | | 4.31 % | | 4.36 % | | 3.67 % | | 3.38 % | | 3.25 % |
| Impact of accretion on acquired loans | | (0.53) | | (0.35) | | (0.09) | | (0.12) | | (0.15) |
| **Net interest margin excluding accretion on acquired loans** | | **3.78 %** | | **4.01 %** | | **3.58 %** | | **3.26 %** | | **3.10 %** |
| Security Interest Income[1] | $ | 19,375 | $ | 18,694 | $ | 15,827 | $ | 12,562 | $ | 10,218 |
| Tax equivalent adjustment on securities | | (26) | | (34) | | (35) | | (36) | | (37) |
| **Security interest income excluding tax equivalent adjustment** | **$** | **19,349** | **$** | **18,660** | **$** | **15,792** | **$** | **12,526** | **$** | **10,181** |
| Loan Interest Income[1] | $ | 135,341 | $ | 105,437 | $ | 74,050 | $ | 69,388 | $ | 67,198 |
| Tax equivalent adjustment on loans | | (173) | | (115) | | (80) | | (81) | | (80) |
| **Loan interest income excluding tax equivalent adjustment** | **$** | **135,168** | **$** | **105,322** | **$** | **73,970** | **$** | **69,307** | **$** | **67,118** |
| Net Interest Income[1] | $ | 131,351 | $ | 119,858 | $ | 88,399 | $ | 81,764 | $ | 76,639 |
| Tax equivalent adjustment on securities | | (26) | | (34) | | (35) | | (36) | | (37) |
| Tax equivalent adjustment on loans | | (173) | | (115) | | (80) | | (81) | | (80) |
| **Net interest income excluding tax equivalent adjustment** | **$** | **131,152** | **$** | **119,709** | **$** | **88,284** | **$** | **81,647** | **$** | **76,522** |

[1] *On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.*

SeacoastBank FIRST QUARTER 2023 INVESTOR PRESENTATION 43